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                                                                    Exhibit 21.1


                                                 COUNTRY OF
NAME OF SUBSIDIARY                               ORGANIZATION
------------------                               ------------
Telvent Energia y Medio Ambiente, S.A.           Spain
  Telvent Trafico y Transporte, S.A.             Spain
    Telvent Brasil S.A.                          Brazil
  Telvent Mexico, S.A. de C.V.                   Mexico
Telvent Canada Ltd.                              Canada
  Telvent U.S.A., Inc.                           U.S.A.
Telvent Interactiva, S.A.                        Spain
Telvent Outsourcing, S.A.                        Spain
Telvent Housing, S.A.                            Spain